Exhibit 99.1

Hancock Holding Company
Carl J. Chaney, President & Chief Executive Officer
Michael M. Achary, EVP & Chief Financial Officer
Paul D. Guichet, VP, Investor Relations Manager
800.522.6542 or 228.563.6559

Whitney Holding Corporation
Thomas L. Callicutt, Jr., SEVP & Chief Financial Officer
Trisha Voltz Carlson, SVP, Investor Relations Manager
504.299.5208

GULFPORT, Miss., and NEW ORLEANS, La. (December 22, 2010) — Hancock Holding Company
(NASDAQ: HBHC), parent company of 112 year old Hancock Bank, and Whitney Holding Corporation
(NASDAQ: WTNY), founded in 1883, announced today that they have entered into a definitive agreement for Whitney to merge into Hancock in a stock for stock transaction. The transaction was approved unanimously by both companies’ boards of directors.

Under the terms of the agreement, subject to shareholder and regulatory approval and other customary conditions, shareholders of Whitney Holding Corporation will receive 0.418 shares of Hancock
Holding Company common stock in exchange for each share of Whitney common stock. The value of a
Whitney share would be $15.48 based on Hancock’s closing price on December 21, 2010 of $37.04, a premium of 42 percent to Whitney’s closing price of $10.87 on the same date.

Upon completion of the transaction, the combined company will have approximately $20 billion in total assets, $16 billion in deposits, $12 billion in loans, 305 branches, 390 ATMs, and almost 5,000 employees across the five contiguous states of Texas, Louisiana, Mississippi, Alabama, and Florida.
Subject to the receipt of requisite approvals, Hancock expects to repurchase all of Whitney’s TARP preferred stock and warrants held by the U.S. Treasury at closing.

With anticipated completion in the second quarter of 2011, the merger will combine two of the Gulf
South’s most respected financial services leaders. Hancock Holding Company expects to realize substantial cost savings of $134 million on a pre tax basis once fully phased in by 2013, and anticipates that the transaction will be 10 percent accretive to earnings in 2012 and 19 percent accretive once the synergies are fully phased in for 2013. Following the merger, Hancock Holding Company expects to retain its strong capital position, and anticipates an 8 percent tangible common equity ratio after restructuring

Whitney Holding Corporation to merge into Hancock Holding Company
December 22, 2010
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charges and an anticipated common stock raise of approximately $200 million. Five members of the
Whitney board of directors will join the Hancock board upon completion of the merger.

“Hancock and Whitney were both founded to facilitate commerce and opportunities for people throughout the Gulf South region. For more than a century, both institutions have served complementary geographical footprints according to core values that reflect the spirit of those communities — integrity, service, resilience, and teamwork. We believe this agreement presents an unprecedented opportunity to enhance shareholder value and strengthen the financial options available to individuals and businesses from Texas to Central Florida,” said Hancock Holding Company Chief
Executive Officer Carl J. Chaney.

“The merger of two similarly sized companies with complementary cultures and strong brands creates the premier banking franchise in the Gulf South,” said Whitney Holding Corporation Chairman and Chief Executive Officer John C. Hope, III. “The organization will be the employer of choice in the
Southeast, maintain a conservative management culture, a commitment to strong capital and a diversified earnings stream. Joining with a well known, well respected and well capitalized company like
Hancock positions us to be even more competitive in the markets where we operate. Not only does this transaction create significant shareholder value, I believe it is also the best course of action for our employees, customers and communities.”

About Hancock Holding Company

Headquartered in Gulfport, Miss., Hancock Holding Company is the parent company of Hancock
Bank (Mississippi and Florida), Hancock Bank of Louisiana, and Hancock Bank of Alabama and had assets of approximately $8.2 billion as of September 30, 2010. Founded October 9, 1899, Hancock Bank has
consistently rated as one of America’s strongest, safest banks for more than 21 consecutive years and as a Forbes 100 Most Trustworthy Companies for the second year in a row.

Hancock Bank offers a full array of consumer and commercial financial services and products —
including traditional banking, business banking, insurance, investments, trust, mortgage, and wealth management — at more than 180 banking and financial services offices in South Mississippi, south central Louisiana, southern Alabama, the Panhandle and Central Florida. Bank subsidiaries include
Hancock Investment Services, Inc., Hancock Insurance Agency and its divisions of J. Everett Eaves and
Ross King Walker, and Harrison Finance Company. Additional corporate information and e banking are available at www.hancockbank.com.

About Whitney Holding Corporation

Through its principal subsidiary Whitney National Bank, Whitney Holding Corporation offers commercial, retail, and international banking services plus brokerage, investment, trust, and mortgage services throughout the Gulf South region. With assets of approximately $11.5 billion as of September
30, 2010, Whitney has more than 150 locations and 200 plus ATMs across a five state region, including
Houston, Texas, southern Louisiana, coastal Mississippi, central and southern Alabama, the Florida
Panhandle, and the metropolitan Tampa Bay area. Additional information is available at
www.whitneybank.com.

Whitney Holding Corporation to merge into Hancock Holding Company
December 22, 2010
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Advisors

Morgan Stanley acted as financial advisor to Hancock and Wachtell, Lipton, Rosen & Katz as legal counsel. J.P. Morgan Securities, Inc. acted as financial advisor to Whitney and Alston & Bird LLP as legal counsel.

Analyst & Investor Conference Call Information

The senior executives of Hancock Holding Company and Whitney Holding Corporation will hold a webcast and conference call for analysts and investors to discuss the details of this announcement on
Wednesday, December 22, 2010, at 10:00 a.m. (CST). Participants in the United States may dial toll free
1-877-317-6789. International participants may join the conference by calling 1-412-317-6789. Callers can access a playback of the webcast by calling 1-877-344-7529 (U.S. toll free) or +1-412-317-0088
(international) and using playback conference number 447059.

The presentation will be available on both companies’ web sites under the Investor Relations tab at
www.hancockbank.com and www.whitneybank.com, respectively.

ADDITIONAL INFORMATION ABOUT THE HANCOCK HOLDING COMPANY/WHITNEY HOLDING CORPORATION TRANSACTION

Hancock Holding Company (“Hancock”) and Whitney Holding Corporation (“Whitney”) will be filing a joint proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). This
communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN
CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Hancock will be available free of charge from Paul D. Guichet, Investor Relations at (228) 563 6559. Documents filed with the SEC by
Whitney will be available free of charge from Whitney by contacting Trisha Voltz Carlson, Investor Relations at (504) 299 5208.

The directors, executive officers, and certain other members of management and employees of Whitney are participants in the solicitation of proxies in favor of the merger from the shareholders of Whitney. Information about the directors and executive officers of Whitney is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 14, 2010. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

The directors, executive officers, and certain other members of management and employees of Hancock are participants in the solicitation of proxies in favor of the merger from the shareholders of Hancock. Information about the directors and executive officers of Hancock is included in the proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on February 17, 2010. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’
anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act, and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward looking statements are subject to a number of factors and uncertainties which could cause Hancock’s, Whitney’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward looking statements. Forward looking statements speak only as of the date they are made

Whitney Holding Corporation to merge into Hancock Holding Company
December 22, 2010
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and neither Hancock nor Whitney assumes any duty to update forward looking statements. In addition to factors previously disclosed in
Hancock’s and Whitney’s reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward looking statements or historical performance: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; the anticipated benefits from the proposed transaction such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal
Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the
Dodd Frank Wall Street Reform and Consumer Protection Acts.